Exhibit 5

                                   CADWALADER
                                   ----------
                        Cadwalader, Wickersham & Taft LLP

100 Maiden Lane                                                       New York
New York, NY 10038                                                    Washington
Tel: 212 504-6000                                                     Charlotte
Fax: 212 504-6666                                                     London






            July 2, 2003





            Steven Madden, Ltd.
            52-16 Barnett Avenue
            Long Island City, New York 11104

            Re:   Steven Madden, Ltd.
                  -------------------
                  Registration Statement on Form S-8
                  ----------------------------------

            Ladies and Gentlemen:

           We have acted as counsel to Steven Madden, Ltd., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). An aggregate of 2,280,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be issued under the Company's 1999 Stock Plan (the "Stock Plan"), were registered on September 10, 1999, July 6, 2000, August 30, 2001 and August 14, 2002 pursuant to Registration Statements on Form S-8 (File Nos. 333-86903, 333-40924, 333-68712 and 333-98067,
           respectively). This opinion relates to an additional 640,000 shares of Common Stock (the "Shares") to be issued under the Stock Plan being registered pursuant to the Registration Statement.

           In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of (a) the Registration Statement,
           (b) the Stock Plan and (c) such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter. As used herein, "to our knowledge", "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Registration Statement.

           We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We are not licensed to practice law in the State of Delaware. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

           Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered by the Company pursuant to the Stock Plan and paid for in accordance with the Stock Plan, will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

           Very truly yours,


           /s/ CADWALADER, WICKERSHAM & TAFT LLP